Exhibit 99.1

Immune Pharmaceuticals Announces Private Placement of up to $3.4 Million

NEW YORK, May 4, 2017 /PRNewswire/ -- Immune Pharmaceuticals Inc. (Nasdaq: IMNP) ("Immune" or the "Company") today announced that it has entered into definitive agreements with several institutional investors for a private placement of up to $3.4 million of convertible debentures. The debentures are convertible at any time into up to 1,245,675 shares of the Company’s common stock at a conversion price of $2.89 per share, subject to adjustment. In addition, the investors will receive up to 680,000 shares of the Company’s common stock.

The sale of the debentures will be implemented in multiple closings. The Company will sell $1.5 million of convertible debentures to the investors at the initial closing of the transaction and the remaining $1.9 million to the investors in subsequent closings linked to the achievement of certain milestones. The initial closing of the transaction is expected to take place on or about May 9, 2017, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent for the offering.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy such common stock, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Immune Pharmaceuticals, Inc.

Immune Pharmaceuticals Inc. (IMNP) applies a personalized approach to treating and developing novel, highly targeted antibody therapeutics to improve the lives of patients with inflammatory diseases and cancer. Immune's lead product candidate, bertilimumab, is in Phase II clinical development for moderate-to-severe ulcerative colitis as well as for bullous pemphigoid, an orphan autoimmune dermatological condition. Other indications being considered for development include atopic dermatitis, Crohn's disease, severe asthma and Non-Alcoholic Steato-Hepatitis (NASH), an inflammatory liver disease. Immune recently expanded its portfolio in immuno-dermatology with topical nano-formulated cyclosporine-A for the treatment of psoriasis and atopic dermatitis. Immune's oncology subsidiary, Cytovia, plans to develop Ceplene for maintenance remission in AML in combination with IL-2. Additional oncology pipeline products include Azixa® and crolibulin, Phase II clinical stage vascular disrupting agents, and novel technology platforms; bispecific antibodies and NanomAbs™. Maxim Pharmaceuticals Inc., Immune's pain and neurology subsidiary, houses AmiKet™ and AmiKet™ Nano™, pipeline products for the treatment of neuropathic pain. For more information, visit Immune's website at www.immunepharma.com, the content of which is not a part of this press release.

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Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal" or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. Forward-looking statements also include, among others, statements regarding the Board's corporate restructuring strategy, and the Company's ability to reduce expenses, capitalize on strategic alternatives, develop its assets, and generate value for shareholders. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. There can be no assurance that either party will ever successfully complete the anticipated corporate restructuring, or that the Company will be able to reduce expenses, capitalize on strategic alternatives, develop its assets, and generate value for shareholders. Additional factors that may cause actual results or developments to differ materially include, but are not limited to: the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with our ability to continue to meet our obligations under our existing debt agreements; the risk that clinical trials for bertilimumab, Ceplene, Azixa, AmiKet, AmiKet Nano, LidoPain or NanoCyclo will not be successful; the risk that bertilimumab, AmiKet or compounds arising from our NanomAbs program will not receive regulatory approval or achieve significant commercial success; the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet on attractive terms, on a timely basis or at all; the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials; the risk that we will not obtain approval to market any of our product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property; risks associated with the contemplated transaction with NPT. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings, which are available at www.sec.gov or at www.immunepharma.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors. We expressly disclaim any obligation to publicly update any forward-looking statements contained herein (including those relating to the corporate reorganization and exploration of strategic alternatives), whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

For further information: investors@immunepharma.com

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